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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-__________) and related Prospectus of Louis Dreyfus Natural Gas Corp. for the registration of 12,074,427 shares of its common stock, 800,000 shares of its depositary shares, 4,000 shares of its preferred stock and 1,280,000 shares of its common stock issuable upon conversion of the preferred stock and to the incorporation by reference therein of our report dated January 31, 1997, except for the second paragraph of Note 13, as to which the date is March 10, 1997, with respect to the consolidated financial statements and schedule of Louis Dreyfus Natural Gas Corp. included in its Annual Report on Form 10-K, as amended on Form 10-K/A dated March 19, 1997, for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG LLP



Oklahoma City, Oklahoma
September 2, 1997